UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 27, 2018

DRONE AVIATION HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150332	46-5538504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11651 Central Parkway #118, Jacksonville, FL 32224

(Address of principal executive offices)

Registrant’s telephone number, including area code: (904) 834-4400

Not applicable.

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement

Initial Closing under Common Stock Purchase Agreement

On December 27, 2018, Drone Aviation Holding Corp. (the “Company”) completed the sale of 4,000,000 shares of its unregistered common stock, par value $.0001 per share (the “Common Stock”) at $0.50 per share for an aggregate of $2,000,000 (the “Initial Closing”). Purchases of the Common Stock in the Initial Closing were 1,000,000 shares by Jay H. Nussbuam, the Company’s Chief Executive Officer and Chairman of the Board of Directors and 3,000,000 shares by Frost Gamma Investment Trust, a substantial shareholder of the Company. The Initial Closing occurred following the Company’s entry into a Qualifying Contract as defined in the previously disclosed Amended and Restated Stock Purchase Agreement relating to the offering.

Item 3.02 Unregistered Sales of Equity Securities

Information concerning the sale of 4,000,000 shares of the Company’s unregistered Common Stock is set forth in Item 1.01 above and incorporated herein by this reference.

The shares of Common Stock referenced herein were sold in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Amended and Restated Stock Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 27, 2018).

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DRONE AVIATION HOLDING CORP.

Date: January 3, 2019	By:	/s/ Kendall Carpenter
Kendall Carpenter
Chief Financial Officer

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